UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2016

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
(Commission File Number)

20-0215404
(IRS Employer Identification No.)

13,000 Chemin Bélanger
Mirabel, Québec, Canada J7J 2N8
(Address of principal executive offices)

Registrant’s telephone number, including area code: 450-434-4344

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 8, 2016, Urban Barns Foods Inc. (the “Company”) issued two convertible promissory notes (collectively, the “Notes”) in the original principal amounts of $55,000 and $38,500, respectively, to two investors, each of which bears guaranteed interest at a rate of 12% per annum. The $55,000 note (“Note 1”) matures on February 8, 2017, and the $38,500 note (“Note 2”) matures on February 8, 2018.

Under the terms of Note 1, the holder may convert the outstanding principal amount, plus any accrued and unpaid interest, fees and liquidated damages, into shares of the Company’s Class A common stock, at any time, at a price equal to the lower of (a) $0.0015, subject to adjustment for stock splits, or (b) 60% of the lowest trading price of the Company’s Class A common stock during the 25 consecutive trading days prior to the date on which the holder elects to convert all or part of Note 1. The investor may increase the original principal amount of Note 1 to a maximum of $110,000 by paying additional cash consideration to the Company, with each payment subject to an original issue discount of 10% of the amount of any consideration paid.

Under the terms of Note 2, the holder may convert the outstanding principal amount, plus any accrued and unpaid interest, fees and liquidated damages, into shares of the Company’s Class A common stock, at any time, at a price equal to the lower of (a) $0.002, subject to adjustment for stock splits, or (b) 60% of the lowest trading price of the Company’s Class A common stock during the 25 consecutive trading days prior to the date on which the holder elects to convert all or part of Note 2. The investor may increase the original principal amount of Note 2 to a maximum of $200,000 by paying additional cash consideration to the Company, with each payment subject to an original issue discount of 10% of the amount of any consideration paid.

The Company issued the Notes in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company's reliance on Section 4(2) was based on the fact that the issuance of the Notes did not involve a “public offering” and the investors provided representations to the Company that they acquired their respective Notes for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws.

Neither of the Notes nor the securities underlying the Notes have been registered under the Securities Act or under any state securities laws and they may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 16, 2016, the Company completed a 1 for 20 reverse split of its Class A common stock and effected a corresponding decrease in its authorized capital by filing a Certificate of Change with the Nevada Secretary of State (the “Reverse Split”). As a result of the Reverse Split, the Company’s authorized capital decreased from 500,000,000 shares of Class A common stock to 25,000,000, and its issued and outstanding Class A common stock decreased from 499,948,520 shares to approximately 24,997,426, with each fractional share being rounded up to the nearest whole share.

In order for the Reverse Split to be recognized on the OTC markets, the Financial Industry Regulatory Authority (“FINRA”) was required to process the corporate action. FINRA has now processed the Reverse Split, which will be effective in the market at the open of business on February 19, 2016. At that time, the Company’s Class A common stock will become eligible for quotation on the OTC markets under the trading symbol “URBFD”. On March 18, 2016, the Company’s trading symbol will revert permanently to “URBF”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Certificate of Change filed with the Nevada Secretary of State on February 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2016	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Robyn Jackson
Robyn Jackson
President, Chief Executive Officer, Secretary,
Treasurer, Director